FOR IMMEDIATE RELEASE
July 29, 2024

Revvity Announces Financial Results for the Second Quarter of 2024

•Revenue of $692 million; (2)% reported growth; (1)% organic growth
•GAAP EPS of $0.45; Adjusted EPS from continuing operations of $1.22
•Raises full year 2024 adjusted EPS guidance

WALTHAM, Mass. -- Revvity, Inc. (NYSE: RVTY), today reported financial results for the second quarter ended June 30, 2024.

The Company reported GAAP earnings per share of $0.45, as compared to $0.28 in the same period a year ago. GAAP revenue for the quarter was $692 million, as compared to $709 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $86 million, as compared to $78 million for the same period a year ago. GAAP operating profit margin from continuing operations was 12.4% as a percentage of revenue, as compared to 11.0% in the same period a year ago.

Adjusted earnings per share from continuing operations for the quarter was $1.22, as compared to $1.21 in the same period a year ago. Adjusted revenue for the quarter was $692 million, as compared to $709 million in the same period a year ago. Adjusted operating income was $199 million, as compared to $204 million for the same period a year ago. Adjusted operating profit margin was 28.7% as a percentage of adjusted revenue, as compared to 28.8% in the same period a year ago.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.
“During the second quarter, we celebrated Revvity's one year anniversary with both pride and gratitude for what we have already accomplished as an organization and for our customers,” said Prahlad Singh, president and chief executive officer of Revvity. “Our Company's unique strengths of bringing together high levels of continuous innovation and ongoing strong execution enabled us to exceed our expectations, putting us on a good trajectory towards achieving our full year goals.”

Financial Overview by Reporting Segment

Life Sciences
•Second quarter 2024 revenue was $314 million, as compared to $336 million in the same period a year ago. Reported revenue decreased 7% and organic revenue decreased 6% as compared to the same period a year ago.

•Second quarter 2024 adjusted operating income was $112 million, as compared to $128 million in the same period a year ago. Adjusted operating profit margin was 35.8% as a percentage of adjusted revenue, as compared to 38.0% in the same period a year ago.

Diagnostics
•Second quarter 2024 revenue was $378 million, as compared to $373 million in the same period a year ago. Reported revenue increased 1% and organic revenue increased 3% as compared to the same period a year ago.

•Second quarter 2024 adjusted operating income was $98 million, as compared to $85 million in the same period a year ago. Adjusted operating profit margin was 25.9% as a percentage of adjusted revenue, as compared to 22.9% in the same period a year ago.

Full Year 2024 Guidance

For the full year 2024, the Company is updating its full year revenue guidance to $2.77-$2.79 billion to reflect recent changes in foreign currency exchange rates and assumes 2% organic revenue growth. The Company is also raising its adjusted EPS guidance to a range of $4.70-$4.80.

Guidance for the full year 2024 is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information

The Company will discuss its second quarter 2024 results and its outlook for business trends during a webcast on July 29, 2024, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website, ir.revvity.com.
Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "estimates," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and divestitures, license technologies, or to successfully integrate acquired businesses or licensed technologies into our existing businesses or to make them profitable; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (7) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (8) disruptions in the supply of raw materials and supplies; (9) our ability to retain key personnel; (10) significant disruption in our information technology systems, or cybercrime; (11) our ability to realize the full value of our intangible assets; (12) our failure to adequately protect our intellectual property; (13) the loss of any of our licenses or licensed rights; (14) the manufacture and sale of products exposing us to product liability claims; (15) our failure to maintain compliance with applicable government regulations; (16) our failure to comply with data privacy and information security laws and regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) our ability to obtain future financing; (21) restrictions in our credit agreements; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity

At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.

With 2023 revenue of more than $2.7 billion and over 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 190 countries.

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Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Revenue	$691,685	$709,066	$1,341,605	$1,383,931

Cost of revenue	306,179	306,735	601,052	600,234
Selling, general and administrative expenses	251,650	267,022	512,221	515,579
Research and development expenses	48,132	57,253	98,492	113,943

Operating income from continuing operations	85,724	78,056	129,840	154,175

Interest income	(20,512)	(25,046)	(40,598)	(30,318)
Interest expense	24,717	26,007	49,114	48,745
Change in fair value of financial securities	(7,777)	2,023	(6,971)	(745)
Other expense, net	2,634	3,518	7,084	35,499

Income from continuing operations, before income taxes	86,662	71,554	121,211	100,994

Provision for income taxes	14,056	12,932	19,909	17,527

Income from continuing operations	72,606	58,622	101,302	83,467

(Loss) income from discontinued operations	(17,246)	(23,063)	(19,929)	521,567

Net income	$55,360	$35,559	$81,373	$605,034

Diluted earnings per share:
Income from continuing operations	$0.59	$0.47	$0.82	$0.66

(Loss) income from discontinued operations	(0.14)	(0.18)	(0.16)	4.14

Net income	$0.45	$0.28	$0.66	$4.80

Weighted average diluted shares of common stock outstanding	123,477	125,398	123,494	125,918

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional supplemental information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.59	$0.47	$0.82	$0.66
Amortization of intangible assets	0.73	0.74	1.47	1.47
Debt extinguishment costs	-	-	-	(0.03)
Purchase accounting adjustments	0.01	0.02	0.06	0.02
Acquisition and divestiture-related costs	0.04	0.20	0.11	0.55
Change in fair value of financial securities	(0.06)	0.02	(0.06)	(0.01)
Significant litigation matters and settlements	0.05	-	0.05	-
Significant environmental matters	-	-	-	0.01
Restructuring and other, net	0.08	0.02	0.18	0.04
Tax on above items	(0.21)	(0.25)	(0.44)	(0.48)
Significant tax items	-	-	-	(0.01)
Adjusted EPS from continuing operations	$1.22	$1.21	$2.19	$2.22

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Six Months Ended
(In thousands, except percentages)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Adjusted revenue and operating income

Reported revenue	$691,685	$709,066	$1,341,605	$1,383,931
Revenue purchase accounting adjustments	207	206	416	412
Adjusted revenue	691,892	709,272	1,342,021	1,384,343

Reported operating income from continuing operations	85,724	78,056	129,840	154,175
OP%	12.4%	11.0%	9.7%	11.1%
Amortization of intangible assets	90,620	92,758	181,858	184,569
Purchase accounting adjustments	623	2,891	7,245	1,977
Acquisition and divestiture-related costs	5,779	28,579	17,241	46,530
Significant litigation matters and settlements	6,276	—	6,276	—
Significant environmental matters	—	—	—	1,132
Restructuring and other, net	9,845	2,009	22,201	5,104
Adjusted operating income	$198,867	$204,293	$364,661	$393,487
OP%	28.7%	28.8%	27.2%	28.4%

Segment revenue and segment operating income

Life Sciences	$313,847	$336,353	$616,884	$664,794
Diagnostics	378,045	372,919	725,137	719,549
Revenue purchase accounting adjustments	(207)	(206)	(416)	(412)
Reported revenue	691,685	709,066	1,341,605	1,383,931

Life Sciences	$112,401	$127,759	$214,126	$257,218
	35.8%	38.0%	34.7%	38.7%
Diagnostics	97,915	85,241	173,345	159,673
	25.9%	22.9%	23.9%	22.2%
Corporate	(11,449)	(8,707)	(22,810)	(23,404)
Subtotal reportable segments operating income	198,867	204,293	364,661	393,487

Amortization of intangible assets	(90,620)	(92,758)	(181,858)	(184,569)
Purchase accounting adjustments	(623)	(2,891)	(7,245)	(1,977)
Acquisition and divestiture-related costs	(5,779)	(28,579)	(17,241)	(46,530)
Significant litigation matters and settlements	(6,276)	—	(6,276)	—
Significant environmental matters	—	—	—	(1,132)
Restructuring and other, net	(9,845)	(2,009)	(22,201)	(5,104)
Reported operating income from continuing operations	$85,724	$78,056	$129,840	$154,175

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2024	December 31, 2023

Current assets:
Cash and cash equivalents	$1,248,120	$913,163
Marketable securities	706,070	689,916
Accounts receivable, net	597,436	632,811
Inventories, net	401,432	428,062
Other current assets	205,631	337,139
Total current assets	3,158,689	3,001,091

Property, plant and equipment, net	503,119	509,654
Operating lease right-of-use assets, net	143,789	155,083
Intangible assets, net	2,825,487	3,022,321
Goodwill	6,496,971	6,533,550
Other assets, net	296,794	342,966
Total assets	$13,424,849	$13,564,665

Current liabilities:
Current portion of long-term debt	$711,414	$721,872
Accounts payable	174,871	204,121
Accrued expenses and other current liabilities	503,728	524,470
Total current liabilities	1,390,013	1,450,463

Long-term debt	3,162,600	3,177,770
Long-term liabilities	878,788	930,946
Operating lease liabilities	123,134	132,747
Total liabilities	5,554,535	5,691,926

Total stockholders' equity	7,870,314	7,872,739
Total liabilities and stockholders' equity	$13,424,849	$13,564,665

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
	(In thousands)		(In thousands)

Operating activities:
Net income	$55,360	$35,559	$81,373	$605,034
Loss (income) from discontinued operations, net of income taxes	17,246	23,063	19,929	(521,567)
Income from continuing operations	72,606	58,622	101,302	83,467
Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operations:
Stock-based compensation	10,526	13,633	22,218	23,526
Restructuring and other, net	9,845	2,009	22,201	5,104
Depreciation and amortization	107,344	108,930	215,146	217,938
Change in fair value of contingent consideration	176	2,445	6,349	1,085
Amortization of deferred debt financing costs and accretion of discounts	1,773	2,026	3,509	3,818
Change in fair value of financial securities	(7,777)	2,023	(6,971)	(745)
Debt extinguishment gain	—	—	—	(3,345)
Unrealized foreign exchange (gain) loss	(480)	(2,416)	(857)	23,679
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(8,995)	(44,640)	28,194	(10,216)
Inventories	10,042	(8,255)	17,251	(26,775)
Accounts payable	(4,747)	(44,330)	(22,974)	(49,225)
Accrued expenses and other	(7,985)	(137,195)	(52,894)	(240,285)
Net cash provided by (used in) operating activities of continuing operations	182,328	(47,148)	332,474	28,026
Net cash used in operating activities of discontinued operations	(23,707)	(88,171)	(26,290)	(99,882)
Net cash provided by (used in) operating activities	158,621	(135,319)	306,184	(71,856)

Investing activities:
Capital expenditures	(22,031)	(13,949)	(39,875)	(34,895)
Purchases of investments and notes receivables	(4,000)	(5,000)	(4,337)	(5,000)
Purchases of U.S. Treasury Securities	—	(637,765)	—	(831,219)
Proceeds from U.S. Treasury Securities	—	100,000	—	100,000
Cash paid for acquisitions, net of cash acquired	—	—	—	(686)
Net cash used in investing activities of continuing operations	(26,031)	(556,714)	(44,212)	(771,800)
Net cash provided by (used in) investing activities of discontinued operations	147,522	(14,327)	147,522	2,065,261
Net cash provided by (used in) investing activities	121,491	(571,041)	103,310	1,293,461

Financing Activities:
Payments of debt financing costs	—	(15)	—	(15)
Payments of senior unsecured notes	—	(1,232)	—	(50,835)

Net (payments) proceeds on other credit facilities	(389)	(636)	(11,200)	7,231
Payments for acquisition-related contingent consideration	—	(8,642)	(8,749)	(10,117)
Proceeds from issuance of common stock under stock plans	2,089	2,692	6,032	3,215
Purchases of common stock	(19,553)	(211,643)	(30,309)	(273,299)
Dividends paid	(8,642)	(8,797)	(17,282)	(17,638)
Net cash used in financing activities	(26,495)	(228,273)	(61,508)	(341,458)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,654)	(602)	(12,931)	(17,571)

Net increase (decrease) in cash, cash equivalents, and restricted cash	249,963	(935,235)	335,055	862,576
Cash, cash equivalents, and restricted cash at beginning of period	999,465	2,268,557	914,373	470,746
Cash, cash equivalents, and restricted cash at end of period	$1,249,428	$1,333,322	$1,249,428	$1,333,322

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$1,248,120	$1,331,903	$1,248,120	$1,331,903
Restricted cash included in other current assets	1,308	1,062	1,308	1,062
Restricted cash included in other assets	—	357	—	357
Total cash, cash equivalents and restricted cash	$1,249,428	$1,333,322	$1,249,428	$1,333,322

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Three Months Ended
June 30, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	-2%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-1%

Life Sciences
Three Months Ended
June 30, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	-7%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-6%

Diagnostics
Three Months Ended
June 30, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	1%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	3%

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Six Months Ended
June 30, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	-3%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-2%

Life Sciences
Six Months Ended
June 30, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	-7%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-7%

Diagnostics
Six Months Ended
June 30, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	1%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	2%

Continuing Operations
Twelve Months Ended
December 29, 2024
Projected
Organic revenue growth:
Reported revenue growth from continuing operations	1%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	2%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.
We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.
We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.
We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, asset impairments, significant environmental charges, and restructuring and other charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.
We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.
We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in foreign exchange and interest associated with acquisitions and divestitures, changes in the value of financial securities and debt extinguishment costs.
We use the term “adjusted operating income” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “free cash flow” to refer net cash provided by (used in) operating activities of continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”).

We use the term “adjusted net income,” to refer to GAAP income from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
We use the term “adjusted earnings per share from continuing operations” or “adjusted earnings per share,” or “adjusted EPS," to refer to GAAP earnings per share from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:
•Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
•Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
•Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
•Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest, foreign exchange gains and losses, integration expenses, rebranding expenses, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
•Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
•Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
•Impact of foreign currency changes on the current period—we exclude the impact of foreign currency associated with acquisitions and divestitures from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
•Impact of significant tax events—we exclude the impact of significant tax events. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
•Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
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The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts:
Investor Relations:                        Media Contact:
Steve Willoughby                        Fara Goldberg (781) 663-5699
steve.willoughby@revvity.com                fara.goldberg@revvity.com